The transactions described in this Form 4 were executed by Real Estate
Investment Group L.P..

This statement is being filed jointly by Mr. Eduardo S. Elsztain ("Elsztain"),
Consultores Assets Management S.A. ("CAM"), Consultores Venture Capital Uruguay
S.A. ("CVC Uruguay"), Agroinvestment S.A. ("Agroinvestment"), Consultores
Venture Capital Ltd. ("CVC Cayman"), Ifis Limited ("IFIS"), Inversiones
Financieras del Sur S.A. ("IFISA"), Cresud Sociedad Anonima Comercial,
Inmobiliaria, Financiera y Agropecuaria ("Cresud"), Agrology S.A. ("Agrology"),
IRSA Inversiones y Representaciones Sociedad Anonima ("IRSA"), Tyrus S.A.
("Tyrus"), Real Estate Investment Group L.P ("REIG"), Jiwin S.A. ("Jiwin"), and
Idalgir S.A. ("Idalgir" and together with Elsztain, CAM, CVC Uruguay,
Agroinvestment, CVC Cayman, IFIS, IFISA, Cresud, Agrology, IRSA, Tyrus, REIG and
Jiwin, the "Reporting Persons").

Mr. Elsztain is a citizen of the Republic of  Argentina
who serves as Chairman of the board of directors of each of the following companies, except for Agrology and REIG:

(i)     IFIS, a limited liability company organized under the laws of Bermuda;
(ii)    IFISA, a stock corporation organized under the laws of the Republic of
        Uruguay;
(iii)   Cresud, a stock corporation organized under the laws of the Republic of
        Argentina;
(iv)    IRSA, a stock corporation organized under the laws of the Republic of
        Argentina;
(v)     Agrology, a stock corporation organized under the laws of the Republic of Argentina;
(vi)    CAM, a limited liability company organized under the laws of Argentina;
(vii)   CVC Cayman, a limited liability company organized under the laws of
        Cayman Island;
(viii)  CVC Uruguay, a limited liability company organized under the laws of the
        Republic of Uruguay;
(ix)    Agroinvestment, a stock corporation organized under the laws of the
        Republic of Uruguay;
(x)     Tyrus, a stock corporation organized under the laws of the Republic of
        Uruguay;
(xi)    Jiwin, a stock corporation organized under the laws of the Republic of
        Uruguay, who serves as general partner of Real Estate Investment Group
        L.P;
(xii)   REIG, a limited partnership organized under the laws of Bermuda; and
(xiii)  Idalgir, a stock corporation organized under the laws of the Republic of
        Uruguay.

Elsztain's principal offices are located at Bolivar 108, 1st floor,
Buenos Aires, Argentina; IFIS' principal offices are located at Mintflower Place
4th floor, 8 Par-La-Ville Road Hamilton HM 08 Bermuda; IFISA's principal offices are located at Ruta 8, 17,500, Edificio @1 Local 106, CP 91609, Montevideo,
Republic of Uruguay; Cresud's principal offices are located at Moreno 877, 23rd
Floor, (C1091AAQ) Ciudad Autonoma de Buenos Aires, Argentina; IRSA's principal offices are located at Bolivar 108, 1st floor, Buenos Aires, Argentina;
Agrology's principal offices are located at Moreno 877, 21st floor (C1091AAQ),
Buenos Aires, Argentina; CAM's principal offices are located at Bolivar 108, 1st floor, Buenos Aires, Argentina; CVC Cayman's principal offices are located at
89, Nexus Way, 2nd floor Camana Bay, P.O. Box 31106, SMB, Grand Cayman,
KY1-1205, Cayman Islands; CVC Uruguay's principal offices are located at Ruta 8,
17,500, Edificio @1 Local 106, CP 91609 Montevideo, of the Republic of Uruguay;
Agroinvestment's principal offices are located at Zabala 1422, 2nd floor,
Montevideo, Republic of Uruguay; REIG principal offices are located at Clarendon
House 2 Church Street, Hamilton HM CX, Bermuda, Tyrus' principal offices are located at Colonia 810, Of. 403, CP 11000, Montevideo, Republic of Uruguay,
Jiwin's principal offices are located at Colonia 810, Of. 403, CP 11000,
Montevideo, Republic of Uruguay and Idalgir's principal offices are located at
Zabala 1422, 2nd floor, Montevideo, Republic of Uruguay.

The reported securities may be deemed to be indirectly beneficially owned by the list of entities described on the previous paragraphs except for Elsztain,
IRSA andREIG whose direct beneficial ownership are listed below. The Reporting
Persons disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Persons are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as
amended, or for any other purpose.

As of October 19, 2010:

(i)     Elsztain is the Chairman of the Board of Directors of IFIS, IFISA,
        Cresud, CAM, CVC Uruguay, CVC Cayman, Agroinvestment, IRSA, Tyrus, Jiwin
        and Idalgir, except for Agrology, a company 100% owned by Cresud, and
        REIG, a company in which Jiwin (a company wholly owned by Tyrus) is the
        General Partner;
(ii)    Elsztain is the beneficial owner of 29.41% of IFIS, including: (a)
        11.29% owned indirectly through Agroinvestment; (b) 5.17% owned indirectly through Idalgir; (c) 13.15% owned indirectly through CVC
        Uruguay; and (d) 2.08% owned indirectly through CVC Cayman. Elsztain owns 100% of Agroinvestment and Idalgir and 85.0% of CAM which owns
        0.11% of IRSA's outstanding stock and 100% of CVC Uruguay which in turn owns 0.0002% of Cresud's shares on a fully diluted basis and 100% of CVC
        Cayman. None of these companies directly own Common Shares of Hersha
        Hospitality Trust ("HHT"). Elsztain also directly owns 0.0003% of IRSA's outstanding stock and 0.0003% of Cresud's shares on a fully diluted basis;
(iii)   CVC Cayman serves as the Investment Manager of IFIS;
(iv)    IFIS is the direct owner of 100% of the common shares of IFISA;
(v)     IFISA directly owns 38.59% of Cresud's shares on a fully diluted basis.
        IFISA does not directly own HHT's Common Shares;
(vi)    Cresud directly owns 50.60% of IRSA's common shares and 100% of
        Agrology. Cresud does not own HHT's Common Shares;
(vii)   Agrology directly owns 6.89% of IRSA's outstanding stock;
(viii)  IRSA owns 100% of Tyrus' capital stock and 819,906 Common Shares of HHT;
(ix)    Tyrus owns 100% of the capital stock of Jiwin;
(x)     Jiwin serves as general Partner of REIG;
(xi)    REIG owns 17,306,542 Common Shares of HHT and has the option to purchase up to 5,700,000 Common Shares of HHT;
(xii)   Eduardo Elsztain directly owns 8,100 Common Shares of HHT.